UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a‑12

COLLEGIUM PHARMACEUTICAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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780 Dedham Street, Suite 800

Canton, MA 02021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2018

To the Shareholders of Collegium Pharmaceutical, Inc.:

The 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) of Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company,” “we,” “us,” or “our”) will be held on Thursday, May 24, 2018, at 8:30 a.m. (Eastern Time) at the offices of Pepper Hamilton LLP, 19th Floor, High Street Tower, 125 High Street, Boston, MA 02110, for the following purposes:

1.	To elect three directors to serve as Class III directors for a three-year term to expire at the 2021 annual meeting of shareholders;
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
3.	To transact such other business as may properly be brought before the 2018 Annual Meeting or any adjournment or postponement thereof.

Our board of directors unanimously recommends that you vote “FOR” the election of our board of directors’ director nominees (Proposal 1) and “FOR” the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 13, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on April 4, 2018, the record date for the 2018 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a shareholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to www.envisionreports.com/COPI (have your Notice or proxy card in hand when you access the website);
•	Vote by telephone, by calling the toll-free number 1‑800‑652‑8683 (have your Notice or proxy card in hand when you call);
•	Vote by mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•	Vote in person at the 2018 Annual Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the 2018 Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

/s/ MICHAEL T. HEFFERNAN
Michael T. Heffernan
Chairman of the Board, President and
Chief Executive Officer

Canton, Massachusetts
April 13, 2018

i

780 Dedham Street, Suite 800

Canton, MA 02021

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018
ANNUAL MEETING TO BE HELD ON THURSDAY, MAY 24, 2018

Copies of this proxy statement and the form of proxy card, and the Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) are available without charge at www.envisionreports.com/COPI, by telephone at 1‑866‑641‑4276, or by notifying our Corporate Secretary, in writing, at Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021.

The board of directors (“Board”) of Collegium Pharmaceutical, Inc. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2018 annual meeting of shareholders (the “2018 Annual Meeting”) to be held at the offices of Pepper Hamilton LLP, 19th Floor, High Street Tower, 125 High Street, Boston, MA 02110, on May 24, 2018 at 8:30 a.m. (Eastern Time).

On April 13, 2018, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2017 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b‑2 promulgated under the Securities Exchange Act of 1934 as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b‑2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period; and (iv) December 31, 2020.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the 2018 Annual Meeting:

Q: Why are we holding the 2018 Annual Meeting?

A: As a matter of good corporate practice, and in compliance with applicable corporate law and the Marketplace Rules (the “NASDAQ Listing Rules”) of The NASDAQ Stock Market, LLC (“NASDAQ”), we hold a meeting of shareholders annually. This year’s meeting will be held on May 24, 2018. There will be at least two items of business that must be voted on by our shareholders at the 2018 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2018 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2017 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which is being mailed to our shareholders on or about April 13, 2018, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: Who is entitled to vote?

A: Only shareholders of record as of the close of business on April 4, 2018 (the “Record Date”) will be entitled to notice of, and to vote at, the 2018 Annual Meeting. Beginning two days after notice of our 2018 Annual Meeting is given, a list of shareholders eligible to vote at the 2018 Annual Meeting will be available for inspection at our principal office at any time up to the 2018 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (781) 713‑3699 to arrange a visit to our office.

Q: How many shares of common stock can vote?

A: There were 33,027,579 shares of common stock issued and outstanding as of the close of business on the Record Date. Each shareholder entitled to vote at the 2018 Annual Meeting may cast one vote for each share of common stock owned by him, her or it which has voting power upon each matter considered at the 2018 Annual Meeting.

Q: What may I vote on?

A: You may vote on the following matters:

1.	The election of three directors to serve as Class III directors for a three-year term;
2.	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
3.	Any other business that may properly come before the 2018 Annual Meeting and any adjournment or postponement thereof.

Q: Will any other business be presented for action by shareholders at the 2018 Annual Meeting?
A: Management knows of no business that will be presented at the 2018 Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the 2018 Annual Meeting, the persons named as proxies in the proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board recommends a vote “FOR” the director nominees (Proposal 1), and “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2).

Q: How do I vote my shares?

A: The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered shareholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own your shares directly (i.e., you are a “registered shareholder”): your proxy is being solicited directly by us, and you can vote by mail, telephone or Internet, or you can vote in person if you attend the 2018 Annual Meeting.

If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the director nominees, “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the 2018 Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote by telephone or over the Internet, you will find instructions on the proxy card that you should follow. There may be costs associated with telephonic or electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder. The telephone and Internet voting procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting by telephone or over the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

If you wish to vote in person at the meeting, written ballots will be passed out to anyone who wants to vote at the meeting.

If you hold your shares through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “Will my shares be voted if I do not return my proxy?” below.

If you wish to vote in person at the meeting, written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the 2018 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the 2018 Annual Meeting.

Q: What is a proxy?

A: A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Michael T. Heffernan, our President and Chief Executive Officer, and Paul Brannelly, our Executive Vice President and Chief Financial Officer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the 2018 Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be counted towards a quorum and voted.

Q: Will my shares be voted if I do not return my proxy?

A: If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail or by ballot at the 2018 Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not timely return your voting instructions. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name. We encourage you to timely provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the 2018 Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.

Q: What if I want to change my vote or revoke my proxy?

A: If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2018 Annual Meeting. To do so, you must do one of the following:

1.

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on May 23, 2018.

2.

Sign a new proxy and submit it by mail to Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021, Attention: Proxy Tabulation, who must receive the proxy card no later than May 23, 2018. Only your latest dated proxy will be counted.

3.

Attend the 2018 Annual Meeting and vote in person as instructed above. Attending the 2018 Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

4.

Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy. If your shares are held in “street name,” you should contact your broker, bank or nominee for information on how to change your voting instructions. You may also vote in person at the 2018 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a “legal proxy” from your broker, bank or nominee as described in the answer to the question “How do I vote my shares?” above.

Q: What is a quorum?

A: The holders of a majority of the 33,027,579 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2018 Annual Meeting. If you choose to have your shares represented by proxy at the 2018 Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance or represented by proxy at the 2018 Annual Meeting, the shareholders present by attendance at the meeting or by proxy may adjourn the 2018 Annual Meeting until a quorum is present.

Q: What vote is required to approve each matter and how are votes counted?

A: Proposal 1—Election of Directors

A nominee for director must receive a greater number of votes cast FOR election than votes cast AGAINST such nominee’s election. This is called a majority.  Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST from any nominee. As a result, such “broker non-votes” and abstentions will have no effect on the voting on Proposal 1.

Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 2, the votes cast FOR the ratification must exceed the votes cast AGAINST the ratification. Proposal 2 is considered a discretionary matter. If your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although shareholder approval of our audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 is not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the 2018 Annual Meeting, the audit committee will reconsider its selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q: What if additional proposals are presented at the 2018 Annual Meeting?

A: We do not intend to bring any other matter for a vote at the 2018 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2018 Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q: Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A: Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as described later in this Proxy Statement under the heading “Proposal 1: Election of Directors—Corporate Governance—Compensation of Non-Employee Directors.”

Q: How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A: Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 13.87% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the director nominees set forth in this proxy statement, and in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q: Who will count the votes?

A: Our inspector of elections, Computershare Trust Company, N.A., will count the votes cast by proxy and in person at the 2018 Annual Meeting.

Q: Who can attend the 2018 Annual Meeting?

A: All shareholders are invited to attend the 2018 Annual Meeting.

Q: Are there any expenses associated with collecting the shareholder votes?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q: Where can you find the voting results?

A: Voting results will be reported in a Current Report on Form 8‑K, which we will file with the SEC within four business days following the 2018 Annual Meeting.

Q: Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2018 Annual Meeting?

A: Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2017 and audited our financial statements for such fiscal year. Deloitte & Touche LLP has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2018. We expect that one or more representatives of Deloitte & Touche LLP will be present at the 2018 Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the 2018 Annual Meeting.

Q: How do I obtain an Annual Report on Form 10‑K?

A: If you would like a copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 that we filed with the SEC, we will send you one without charge. Please write to:

Collegium Pharmaceutical, Inc.

780 Dedham Street, Suite 800

Canton, MA 02021

Attn: Investor Relations

All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.collegiumpharma.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires and hold office until their death, resignation or removal or their successors are duly elected and qualified. In accordance with our articles of incorporation and bylaws, our directors may fill existing vacancies on our Board (including vacancies resulting from an increase in the number of directors) by appointment. Pursuant to the Virginia Stock Corporation Act, the term of office of a director elected by our Board to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Once the appointed director receives the requisite shareholder vote at the annual meeting, he or she will serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board currently consists of eight directors, divided into the following three classes:

•	The Class I directors are John A. Fallon, M.D., John G. Freund, M.D. and David Hirsch, M.D., Ph.D., and their terms will expire at the 2019 annual meeting of shareholders;
•	The Class II directors are Michael T. Heffernan, R.Ph. and Gino Santini, and their terms will expire at the 2020 annual meeting of shareholders; and
•	The Class III directors are Garen G. Bohlin, Gwen A. Melincoff and Theodore R. Schroeder, and their terms will expire at the 2018 Annual Meeting.

All of our Class III directors have been nominated to serve as Class III directors and have agreed to stand for election.  If the nominees for Class III directors are elected at the 2018 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2021 annual meeting of shareholders and until his or her successor is duly elected and qualified.

Our directors are elected by a majority of the votes cast. Pursuant to the Bylaws, a majority of votes cast means that if the votes cast “FOR” such nominee’s election exceed the votes cast  “AGAINST” such nominee’s election, such nominee is elected.

If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no contrary indication is made, proxies are to be voted “FOR”  Mr. Bohlin, Ms. Melincoff and Mr. Schroeder, or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MR. BOHLIN, MS. MELINCOFF AND MR. SCHROEDER AS CLASS III DIRECTORS AT THE 2018 ANNUAL MEETING.

Nominees for Election to the Board

Name	Age	Position
Garen G. Bohlin	70	Director
Gwen A. Melincoff	66	Director
Theodore R. Schroeder	63	Director

Nominees for Election to the Board for a Three-Year Term Expiring at the 2021 Annual Meeting of Shareholders

Garen G. Bohlin, Director.   Mr. Bohlin has served as a member of our Board since January 2015. Mr. Bohlin has almost 30 years’ experience serving in executive roles at several biotechnology companies, including Constellation Pharmaceuticals, Inc., where he served as an Executive Vice President from January 2010 to his retirement in May 2012.

Prior to that, Mr. Bohlin served as Chief Operating Officer at Sirtris Pharmaceuticals, Inc. (“Sirtris”), which was acquired by GlaxoSmithKline plc. Prior to joining Sirtris, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc. (“Syntonix”), which was acquired by Biogen Idec. Prior to Syntonix, Mr. Bohlin spent 14 years in executive management at Genetics Institute, Inc. (“Genetics Institute”), which was acquired by Wyeth. Prior to Mr. Bohlin’s tenure at Genetics Institute, he was a partner at Arthur Andersen & Co., where he spent 13 years.

Since his retirement, Mr. Bohlin has served on the boards of directors of several companies. Mr. Bohlin currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) (2010 to present), Karyopharm Therapeutics, Inc. (NASDAQ GS: KPTI) (2013 to present), and Proteon Therapeutics, Inc. (NASDAQ: PRTO) (2014 to present). Previously, he served on the board of directors of Acusphere, Inc. (OTC: ACUS) (2005 to 2015) and four other publicly traded or privately held biotechnology companies. Mr. Bohlin graduated from the University of Illinois with a B.S. in Accounting and Finance in 1970.

We believe that Mr. Bohlin’s perspective and experience as a senior executive in our industry, as well as his board and audit committee experience with publicly traded and privately held biotechnology companies, provide him with the qualifications and skills to serve as a director.

Gwen A. Melincoff, Director.   Ms. Melincoff has served as a member of our Board since August 2017. Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical industries. Ms. Melincoff is currently managing director at Gemini Advisors LLC, a biopharmaceutical consultancy (since 2014) and an advisor to Phase 1 Ventures, a startup accelerator (since 2015) and Verge Genomics, a startup drug discovery company (since 2016). From August 2014 to September 2016, she served as Vice President of Business Development at BTG International Inc., a specialist medical products company. From September 2004 to December 2013, Ms. Melincoff was Senior Vice President of Business Development at Shire Plc. In addition, from 2010 to 2013, she led the Shire Strategic Investment Group, the venture capital arm of Shire Plc. Prior to joining Shire Plc, Ms. Melincoff held managerial and business development positions at various pharmaceutical companies, including Adolor Corporation.

Ms. Melincoff currently serves on the boards of Kamada Ltd. (NASDAQ: KMDA) (2017 to present) and Photocure ASA (2017 to present). Previously, she served as a board member or observer on the boards of Tobira Therapeutics (acquired by Allergan) (2014 to 2016), DBV Technologies, AM Pharma, ArmaGen Technologies, Promethera Biosciences, Naurex Inc. (acquired by Allergan) and Enterome. Ms. Melincoff holds a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University. Ms. Melincoff has also attained the designation of Certified Licensing Professional (CLP™). Ms. Melincoff was named one of the “Top Women in Biotech 2013” by Fierce Biotech as well as being named to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013.

We believe that Ms. Melincoff’s extensive experience in business development and general management in the life sciences industry and her valuable experience in corporate governance and acquisitions provide her with the qualifications and skills to serve as a director.

Theodore R. Schroeder, Director.   Mr. Schroeder has served as a member of our Board since January 2016. Mr. Schroeder currently serves as President, Chief Executive Officer and as a member of the board of directors of Zavante Therapeutics, Inc., a private biopharmaceutical company that he co-founded. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a formerly public pharmaceutical company, and served as its President and Chief Executive Officer, and as a member of the board of directors, from May 2004 until its acquisition in May 2014 by Mallinckrodt Pharmaceuticals, Inc. From August 2002 to February 2004, Mr. Schroeder served as Senior Vice President, North American Sales and Marketing, of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company, and from February 2001 to August 2002, as General Manager of the Hospital Products Business Unit. From May 1999 until its acquisition by Elan Pharmaceuticals, Inc. in November 2000, Mr. Schroeder served as Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company. Prior to joining Dura Pharmaceuticals, Inc., Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company.

Mr. Schroeder currently serves on the board of directors of Cidara Therapeutics, Inc. (NASDAQ: CDTX) (2014 to present) and Otonomy Inc. (NASDAQ: OTIC) (August 2015 to present). From August 2011 until its acquisition by

Horizon Pharma, Inc. in May 2015, Mr. Schroeder served on the board of directors of Hyperion Therapeutics, Inc., a formerly public company focused on treating ultra-rare diseases. From December 2009 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013, he served on the board of directors of Trius Therapeutics, Inc., a formerly public biopharmaceutical company. From June 2010 until its acquisition by the Medicines Company in January 2013, Mr. Schroeder served on the board of directors of Incline Therapeutics, a formerly private biopharmaceutical company focused in the acute pain space. Mr. Schroeder also currently serves on the board of directors of Biocom, a regional life science trade association, where he is Chairman emeritus and a member of the executive committee. Mr. Schroeder received a B.S. in management from Rutgers University.

We believe that Mr. Schroeder’s extensive knowledge of operations, marketing, sales and general management of a life sciences company and his valuable experience in corporate governance, acquisitions, strategic planning and leadership development provide him with the qualifications and skills to serve as a director.

Members of our Board Continuing in Office

Terms Expiring at the

2019 Annual Meeting of Shareholders (Class I)

Nominee	Age	Position
John A. Fallon, M.D.	70	Director
John G. Freund, M.D.	64	Director
David Hirsch, M.D., Ph.D.	47	Director

John A. Fallon, M.D.    Dr. Fallon has served as a member of our Board since June 2016. Dr. Fallon served as Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts (“BCBS”), a health insurance company, from 2004 through 2015. Prior to his role at BCBS, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was Chairman of the physician network. Dr. Fallon was also the CEO of Charter Professional Services Corporation and the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He serves on the board of directors of Insulet Corporation (NASDAQ: PODD) (2012 to present), a medical devices company, and as a member of the boards of directors of Exact Sciences Corporation (NASDAQ: EXAS) (2016 to present), a molecular diagnostics company and AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) (2014 to present), a specialty pharmaceutical company. Dr. Fallon is Chairman of the board of directors of NEHI (Network for Excellence in Health Innovation). In the past, he also served as a member of several not-for-profit boards, including: Alliance for Healthcare Improvement, Massachusetts Health Quality Partners, Massachusetts E-Health Collaborative and Neighborhood Health Plan. He also co-chaired, with the Massachusetts Secretary of Health and Human Services, the Massachusetts Patient Centered Medical Home Initiative. Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, and is Board Certified in Internal Medicine. He received a B.A. from the College of the Holy Cross, an MBA from the University of South Florida and a Doctor of Medicine from Tufts University School of Medicine.

We believe that Dr. Fallon’s perspective and experience as an executive and board member in the life sciences industry, as well as his strong medical and scientific background, provide him with the qualifications and skills to serve as a director.

John G. Freund, M.D., Director.    Dr. Freund has served as a member of our Board since February 2014. Dr. Freund founded Skyline Ventures (“Skyline”), a venture capital firm, in 1997 and has served as Managing Director at Skyline since its founding. Prior to joining Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management, LLC.  In 1995, Dr. Freund co-founded Intuitive Surgical, Inc. and served on its board of directors until 2000. From 1988 to 1994, Dr. Freund served in various positions at Acuson Corporation (“Acuson”), most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a General Partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund worked at Morgan Stanley & Co., where he co-founded the Healthcare Group in the Corporate Finance Department in 1983.

Dr. Freund currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) (2012 to present) and Proteon Therapeutics, Inc. (NASDAQ: PRTO) (2014 to present). Dr. Freund also serves on the board of directors of three U.S. registered investment funds managed by The Capital Group Companies. He previously served on the board of directors of several publicly traded companies, including XenoPort, Inc. (NASDAQ: XNPT) (1999 to 2016), where he was Chairman, Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) (2014 to 2015), MAP Pharmaceuticals, Inc. (NASDAQ: MAPP) (2004 to 2011), and MAKO Surgical Corp. (NASDAQ: MAKO) (2008 to 2013). Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative.

Dr. Freund graduated from Harvard College with a B.A. in History in 1975, received an M.D. from Harvard Medical School in 1980 and an M.B.A. from Harvard Business School in 1982.

We believe that Dr. Freund’s extensive finance and investment experience, his experience as an executive, and his service on the board of directors of numerous public and privately held companies in our industry provide him with the qualifications and skills to serve as a director.

David Hirsch, M.D., Ph.D., Director.    Dr. Hirsch has served as a member of our Board since February 2012. Since 2007, Dr. Hirsch has served as a Founder and Managing Director at Longitude Capital Management Co., LLC (“Longitude”), a private investment firm, where he focuses on investments in biotechnology. From 2005 to 2006, Dr. Hirsch was Vice President of Pequot Capital Management (“Pequot”), where he worked in the life sciences practice. Prior to Pequot, Dr. Hirsch was an Engagement Manager in the pharmaceutical practice of McKinsey & Co. While at McKinsey & Co., he worked with many large pharmaceutical companies across a range of projects including clinical and commercial strategies, M&A evaluations, portfolio prioritization and managed care strategy.

Dr. Hirsch currently serves on the board of directors of Molecular Templates, Inc. (NASDAQ: MTEM) (2017 to present), Rapid Micro Biosystems, Inc., Tricida, Inc., Velicept Therapeutics, Inc. and Zavante Therapeutics, Inc. and previously served on the board of directors of Civitas Therapeutics, Inc. and Precision Therapeutics, Inc. Dr. Hirsch graduated from Johns Hopkins University with a B.S. in Biology in 1991 and, in 2001, received an M.D. from Harvard Medical School as well as a Ph.D. in Biology from Massachusetts Institute of Technology.

We believe that Dr. Hirsch’s perspective and experience as an investor and board member in the life sciences industry, as well as his strong medical and scientific background, provide him with the qualifications and skills to serve as a director.

Terms Expiring at the

2020 Annual Meeting of Shareholders (Class II)

Name	Age	Position
Michael T. Heffernan, R.Ph.	53	Chairman, President and Chief Executive Officer
Gino Santini	61	Director

Michael T. Heffernan, R.Ph., Chairman, President and Chief Executive Officer.   Mr. Heffernan has served as our President and Chief Executive Officer and as a member of our board of directors since October 2003. Mr. Heffernan has over twenty-five years of experience in the pharmaceutical and related healthcare industries. He was previously the Founder, President and Chief Executive Officer of Onset Therapeutics, LLC, a dermatology-focused company that developed and commercialized products for the treatment of skin-related illnesses and was responsible for the spin-off of the business from the Company to create PreCision Dermatology, Inc. which was acquired by Valeant Pharmaceuticals International, Inc. Mr. Heffernan has held prior positions as Co-Founder, President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., and as President and Chief Executive Officer of PhyMatrix. Mr. Heffernan started his career at Eli Lilly and Company, where he served in numerous sales and marketing roles.

Mr. Heffernan serves on the board of directors of Keryx Biopharmaceuticals, Inc (NASDAQ: KERX) (July 2016 to present) and Veloxis Pharmaceuticals A/S (CPH: VELO) (March 2015 to present), where he is Chairman. Mr. Heffernan previously served on the board of directors and as Chairman of Ocata Therapeutics, Inc. (NASDAQ: OCAT),

Cornerstone Therapeutics Inc. (now known as Chiesi USA, Inc.) (NASDAQ: CRTX) and several privately held companies. Mr. Heffernan graduated from the University of Connecticut with a B.S. in Pharmacy in 1987 and is a Registered Pharmacist.

We believe that Mr. Heffernan’s perspective and experience as a senior executive in the pharmaceutical industry, as well as the depth of his operations and board experience, provide him with the qualifications and skills to serve as a director.

Gino Santini, Director.   Mr. Santini has served as a member of our Board since July 2012 and has served as our lead independent director since May 2015. Since December 2010, Mr. Santini has been a senior advisor providing financing and business consulting services to venture capital, pharmaceutical and biotechnology companies. Previously, Mr. Santini held various positions at Eli Lilly and Company (“Lilly”) from 1983 until his retirement from Lilly in December 2010, most recently as Senior Vice President of Corporate Strategy and Business Development, a position he held since 2007. Mr. Santini also served as a member of Lilly’s Executive Committee from January 2004 to his retirement and as President of U.S. Operations. He joined Eli Lilly and Company in 1983 as a financial planning associate in Italy.

Mr. Santini currently serves as Chairman of the board of directors of AMAG Pharmaceuticals Inc. (NASDAQ: AMAG) (2012 to present), and as a member of the board of directors of Allena Pharmaceuticals, Inc. (NASDAQ: ALNA) (February 2012 to present), Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (November 2015 to present) and Horizon Pharma plc (NASDAQ: HZNP) (2012 to present), as well as several privately held companies. Previously, Mr. Santini served on the board of directors of Vitae Pharmaceuticals, Inc. (NASDAQ GS: VTAE) (2014 to October 2016) and Sorin S.p.A., a company traded on the Italian Stock Exchange (2012 to 2015). He graduated from the University of Bologna, Italy with a B.S. in Mechanical Engineering in 1981 and received an M.B.A. from the Simon School of Business at the University of Rochester in 1983.

We believe that Mr. Santini’s perspective and experience as a senior executive at Lilly, as well as his extensive domestic and international commercial, corporate strategy, business development and transaction experience, provide him with the qualifications and skills to serve as a director.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Ethics, which applies to all of our officers, directors and employees, Corporate Governance Guidelines and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Ethics and Corporate Governance Guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.collegiumpharma.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Ethics that are required to be disclosed by law or NASDAQ Listing Rules. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021, Attn: Investor Relations.

Director Independence

The NASDAQ Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A‑3 under the Exchange Act.

Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Heffernan, is an “independent director” as defined under the NASDAQ Listing Rules. Our Board also determined that Mr. Bohlin and Drs. Fallon and Freund, who comprise our audit committee, Messrs. Santini and Schroeder and Dr. Hirsch, who comprise our compensation committee, and Ms. Melincoff, Mr. Santini and Dr. Fallon, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making the independence determinations set forth above, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Role in Risk Oversight

Mr. Heffernan serves as Chairman of our Board in addition to his role as Chief Executive Officer. In May 2015, our Board appointed Mr. Santini as lead independent director. As lead independent director, Mr. Santini is responsible for, among other things:

•	advising the Chairman of our Board and of the committees of our Board as to the information needs, agenda, schedule and budgeting of time for meetings;
•	collaborating with the Chairman of our Board on evaluating and improving the effectiveness of our Board;
•	offering counsel to individual directors on the performance of their duties;
•	leading executive sessions of our Board’s independent directors; and
•	serving as principal liaison between the non-employee directors and the Chairman of our Board on significant or sensitive issues.

We combine the Chairman and Chief Executive Officer positions because we believe that Mr. Heffernan is best positioned to oversee the development and implementation of our strategic vision to become the leader in responsible pain management by developing and commercializing innovative, differentiated products for patients suffering from pain.  Mr. Heffernan’s tenure as Chairman also reflects our Board’s confidence in his leadership and vision for us and recognizes his accomplishments. We believe that by having a lead independent director position held by Mr. Santini, we have designed a governance structure that best advances our objectives while maintaining proper checks and balances on senior management, and providing the independent members of our Board with open and transparent communication regarding our strategic planning activities.

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including adopting guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal,  regulatory and cybersecurity requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Meetings

During the year ended December 31, 2017, our Board held a total of six meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our Board and is available on our website, www.collegiumpharma.com, under the “Investor Relations” section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

Audit Committee

Our audit committee consists of Mr. Bohlin and Drs. Fallon and Freund, and is chaired by Mr. Bohlin. Our audit committee met eight times in 2017.  The primary purpose of our audit committee is to assist our Board in the oversight of our accounting and financial reporting processes, the audit and integrity of our financial statements, and the qualifications and independence of our independent auditor and to prepare any reports required of the audit committee under the rules of the SEC. The audit committee has the following responsibilities, among other things:

•

hiring our independent registered public accounting firm and pre-approving the audit, audit related and permitted non-audit and tax services to be performed by our independent registered public accounting firm;

•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;
•

reviewing quarterly with management its assessment of the effectiveness and adequacy of our internal control structure and procedures for financial reporting and reviewing annually with our independent registered public accounting firm the attestation to and report on the assessment made by management, if any;

•

reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and financial information and earnings guidance provided to analysts and other third parties;

•

reviewing with the General Counsel or outside counsel any legal matters that may have a material impact on the Company’s financial statements, accounting policies and compliance policies and programs, including corporate securities trading policies, and engaging in direct communications with the General Counsel or outside counsel on any topic as it may deem necessary from time to time;

•

establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	periodically reviewing and recommending appropriate changes to our Code of Ethics;
•	reviewing and approving related-party transactions; and
•	reviewing and evaluating, at least annually, our audit committee’s charter.

Our audit committee reviews related-party transactions for potential conflicts of interests or other improprieties in accordance with our related party transactions policy. See “Certain Relationships and Related Party Transactions—Policies and Procedures for Transactions with Related Persons.”

The financial literacy requirements of the SEC require that each member of our audit committee be able to read and understand fundamental financial statements. Our Board has determined that Mr. Bohlin qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has financial sophistication in accordance with the NASDAQ Listing Rules.

Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of Messrs. Santini and Schroeder and Dr. Hirsch, and is chaired by Dr. Hirsch. Our compensation committee met four times in 2017. The primary purpose of our compensation committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with the strategy of our company, competitive practice, sound corporate governance principles and shareholder interests. In carrying out these responsibilities, this committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs. The functions of our compensation committee include, among other things:

•

reviewing and approving the corporate goals and objectives relevant to executive compensation, evaluating performance in light of those goals and objectives and setting the compensation for our executive officers;

•	reviewing and recommending the terms of employment agreements and other employment-related arrangements with our executive officers;
•	reviewing and approving our compensation strategy for our employees;
•	overseeing and periodically reviewing the operation of all of our employee benefit plans;
•	reviewing and recommending to our Board the compensation of our directors;
•	administering our equity incentive plans and benefit plans and approving the grant of equity awards to our employees and directors under these plans;
•

when required, reviewing and discussing with management our Compensation Discussion and Analysis and recommending to our full Board its inclusion in our periodic reports and proxy statement to be filed with the SEC;

•	when required, preparing the report of the compensation committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our compensation committee’s charter.

The agenda for each meeting of the compensation committee is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or employee. Our Chief Executive Officer provides recommendations to our compensation committee with respect to executive and employee compensation, other than his own compensation, including with regard to individual performance levels. The compensation committee often takes into consideration Mr. Heffernan’s input in granting annual bonuses or equity awards and setting compensation levels.

The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee engaged Haigh & Company, an independent compensation consultant, during the fiscal year ended December 31, 2017 to provide comparative data on executive and non-employee director compensation practices in our industry and to advise on our executive, non-executive and non-employee director compensation and equity plan programs generally. The company pays the cost for Haigh & Company’s services. However, the compensation committee retains the sole authority to direct, terminate or engage Haigh & Company’s services. Compensation for all services provided by Haigh & Company did not exceed $120,000 during the fiscal year ended December 31, 2017.

The compensation committee is responsible for making determinations, or making recommendations to our Board, regarding compensation of executive officers, making changes to pre-approved salary ranges, salary increases, equity awards, incentive payments and pre-approved equity ranges for new hires and making material changes to benefits offered to our employees. In addition, the compensation committee makes recommendations to our Board regarding the compensation of directors and the initiation of offerings under our 2015 Employee Stock Purchase Plan. The compensation committee also administers our equity-based plans and determines whether to approve smaller increases in the number of shares reserved under our Amended and Restated 2014 Stock Incentive Plan and 2015 Employee Stock Purchase Plan than those that automatically occur each year pursuant to the “evergreen” provisions of such plans.

Under the charter of the compensation committee, the compensation committee may form and delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with our articles of incorporation, bylaws and applicable laws and rules of markets in which our securities then trade. The compensation committee has also delegated authority for certain actions to certain of our executive officers. For example, the compensation committee has delegated the authority (i) to amend our 401(k) Retirement Plan (the “401(k) Plan”) to the Chief Executive Officer and Chief Financial Officer and (ii) to enter into employment agreements with all employees other than employees that directly report to the Chief Executive Officer and/or are executive officers, to the Chief Executive Officer.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Melincoff and Mr. Santini and Dr. Fallon, and is chaired by Mr. Santini. Our nominating and corporate governance committee met three times in 2017. The primary purpose of our nominating and corporate governance committee is to assist our Board by identifying individuals qualified to become members of our Board, recommending a slate of nominees to be proposed by our Board to shareholders for election to our Board, developing and recommending corporate governance principles and guidelines of our company and monitoring compliance therewith and to recommend directors to serve on the committees of our Board. The functions of our nominating and corporate governance committee include, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our Board;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;
•	reviewing independence of our Board;
•	evaluating and making recommendations as to the size and composition of the Board;
•	recommending members for each board committee of our Board;
•	determining qualifications for service on our board;
•	reviewing and recommending to our board any changes to our corporate governance principles and guidelines;
•	reviewing the adequacy of our articles of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments for consideration by our shareholders; and
•	periodically reviewing and evaluating, at least annually, our nominating and corporate governance committee’s charter.

Compensation Committee Interlocks and Insider Participation

Dr. Hirsch and Messrs. Santini and Schroeder served as members of our compensation committee during the fiscal year ended December 31, 2017.

No member of our compensation committee is or has ever been an executive officer or employee of ours. In addition, none of our executive officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or compensation committee.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Ethics applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.collegiumpharma.com. Our Board is responsible for overseeing compliance with the Code of Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Ethics for employees, executive officers or directors. Disclosure regarding any amendments to the Code of Ethics, or any waivers of its requirements, will be made on our website.

Director Nomination Process

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to our Board’s ability to work as a collective body, while providing us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, our nominating and corporate governance committee recommends to our Board the re-nomination of incumbent directors for election who continue to satisfy our nominating and corporate governance committee’s criteria for membership on our Board, whom our nominating and corporate governance committee believes continue to make important contributions to our Board and who consent to continue their service on our Board. Consistent with this policy, in considering candidates for election at our annual meeting of shareholders, the nominating and corporate governance committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who consent to continue their service on our Board. If our nominating and corporate governance committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of our Board as a whole, why in our nominating and corporate governance committee’s view the incumbent should not be re-nominated, the nominating and corporate governance will, absent special circumstances, propose the incumbent director for nomination by our Board for re-election at our annual meeting of shareholders.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the criteria above. The committee may, in its sole discretion, solicit recommendations for nominees from persons that the nominating and corporate governance committee believes are likely to be familiar with qualified candidates. These persons may include members of our Board, including members of the nominating and corporate governance committee, and our management team. The nominating and corporate governance committee may, in its sole discretion, determine to engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the nominating and corporate governance committee will set its fees and scope of engagement. The nominating and corporate governance committee may, in its sole discretion, solicit the views of the Chief Executive Officer, other members of our senior management and other members of our Board regarding the qualifications and suitability of candidates to be nominated as directors. The nominating and corporate governance committee may, in its sole discretion, designate one or more of its members (or the entire nominating and corporate governance committee) to interview any proposed candidate. Based on all available information and relevant considerations, the nominating and corporate governance committee will select a candidate who, in the view of the committee, is most suited for membership on our Board. To date, except in connection with the nomination of Dr. Fallon, the nominating and corporate governance committee has not utilized professional search firms to identify candidates to serve on our Board. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our shareholders. We do, however, have a formal policy regarding consideration of such recommendations. In making its selection of director nominees, the nominating and corporate governance committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates and in accordance with our bylaws and as is otherwise required pursuant to the Exchange Act. However, the nominating and corporate governance committee may consider, as one of the factors in its evaluation of shareholder-recommended nominees, the size and duration of the ownership by the recommending shareholder or shareholder group in our capital stock. The nominating and corporate governance committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

Shareholders wishing to suggest a candidate for director must write to our Corporate Secretary in accordance with our procedures detailed in the section below entitled “Shareholder Communications with Our Board.”

Shareholder nominations should be made according to the procedures set forth in our bylaws and detailed in the section below entitled “Shareholder Proposals and Director Nominations for 2019 Annual Meeting of Shareholders.” Such submissions must state the nominee’s name and address, together with information with respect to the shareholder or group of shareholders making the recommendation, including the number of shares of common stock owned by such shareholder or group of shareholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Director Qualifications

The nominating and corporate governance committee has adopted guidelines and procedures for identifying and evaluating candidates for director that provide for a fixed set of specific minimum qualifications for its candidates for membership on our Board. At a minimum, each director is expected to:

•	understand our business and relevant industries in general;
•	regularly attend meetings of our Board and of any committees on which the director serves;
•	review in a timely fashion and understand materials circulated to our Board regarding us or our industry;
•	participate in meetings and decision-making processes in an objective and constructive manner; and
•	be reasonably available, upon request, to advise our officers and management.

The nominating and corporate governance committee will also consider factors such as the likelihood that he or she will be able to serve on our Board for a sustained period, global experience, experience as a director of a public company and knowledge of relevant industries. Due consideration will be given to our Board’s overall balance of diversity of perspectives, backgrounds and experiences. The nominating and corporate governance committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the NASDAQ Listing Rules. The nominating and corporate governance committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•

the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in our proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

•	if the candidate satisfies certain minimum qualifications and other criteria that we have set for membership on our Board;
•	if the candidate possesses any of the specific qualities or skills that under the nominating and corporate governance policies must be possessed by one or more members of our Board;
•	the contribution that the candidate can be expected to make to the overall functioning of our Board;
•	the extent to which the membership of the candidate on our Board will promote diversity among the directors; and
•	other factors such as independence under applicable NASDAQ Listing Rules, relationships with our shareholders, competitors, customers, suppliers or other persons with a relationship to the Company.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee is of the view that the composition of our Board, as a whole, should reflect a mix of skills and expertise that are appropriate for our company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Director Attendance at Annual Meetings

Our Board has a policy of encouraging director attendance at our annual meetings of shareholders, but attendance is not mandatory. Our Board and management team encourage all of our directors to attend the 2018 Annual Meeting. All of our directors attended the 2017 Annual Meeting in May 2017, other than Ms. Melincoff, who joined our Board in August 2017.

Shareholder Communications with our Board

Shareholders seeking to communicate with our Board must submit their written comments to our Corporate Secretary, Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021. The Corporate Secretary will forward such communications to each member of our Board, except in cases where, in the opinion of our Corporate Secretary it would be inappropriate to send a particular shareholder communication to a specific director, in which cases such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Compensation of Non-Employee Directors

In April 2017, our Board approved an amended non-employee director compensation policy, effective as of the 2017 Annual Meeting, reflecting the following compensation guidelines:

•	each non-employee director will receive an annual retainer of $40,000;
•

upon joining the Board, each non-employee director will receive an initial grant of options to purchase shares of common stock with an aggregate grant date fair value of $185,000, which will vest on the one-year anniversary of the grant date, subject to continued service as a director;

•

each non-employee director will be granted options to purchase shares of common stock with an aggregate grant date fair value of $135,000 at each annual meeting of shareholders, which will vest in full on the one-year anniversary of the grant date, subject to continued service as a director;

•	the lead independent director, if any, will receive an additional annual retainer of $25,000;
•	each non-employee director who serves as chairperson of a committee of the board will receive additional compensation as follows:
•	the chairperson of the audit committee will receive an annual retainer of $20,000;
•	the chairperson of the compensation committee will receive an annual retainer of $14,000; and
•	the chairperson of the nominating and corporate governance committee will receive an annual retainer of $10,000; and
•	each non-employee director who serves as a non-chair member of a committee of the board will receive additional compensation as follows:
•	the members of the audit committee will receive annual retainers of $10,000;
•	the members of the compensation committee will receive annual retainers of $7,000; and
•	the members of the nominating and corporate governance committee will receive annual retainers of $5,000.

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the fiscal year ended December 31, 2017 to our non-employee directors.

			Option
	Fees Earned or	Stock	Awards
Name	Paid in Cash ($)	Awards ($)	($)(1)	Total ($)
Garen G. Bohlin	60,757	–	113,153	173,910
John A. Fallon, M.D.	47,737	–	113,153	160,890
John G. Freund, M.D.	48,386	–	113,153	161,539
David Hirsch, M.D., Ph.D.	51,417	–	113,153	164,570
Gwen Melincoff	5,969	–	150,852	156,821
Eran Nadav, Ph.D. (2)	30,797	–	–	30,797
Gino Santini	62,955	–	113,153	176,108
Theodore R. Schroeder	45,709	–	113,153	158,862

(1)

Amounts represent the grant date fair value of stock options granted during 2017, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See Note 12 of the financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 for assumptions used in calculating this amount. As of December 31, 2017, the aggregate number of shares underlying stock options held by each non-employee director were as follows; Mr. Bohlin: 57,538 (of which 29,840 were exercisable as of December 31, 2017); Dr. Fallon 34,853 (of which 5,625 were exercisable as of December 31, 2017); Dr. Freund: 43,553 (of which 17,450 were exercisable as of December 31, 2017); Dr. Hirsch: 43,553 (of which 17,450 were exercisable as of December 31, 2017); Ms. Melincoff: 25,067 (of which none were exercisable as of December 31, 2017); Mr. Santini: 43,553 (of which 17,450 were exercisable as of December 31, 2017); and Mr. Schroeder 43,553 (of which 15,887 were exercisable as of December 31, 2017). The compensation earned by Mr. Heffernan, as President and Chief Executive Officer, for fiscal year 2017 is included in the “Executive Compensation—Summary Compensation Table” and his outstanding stock and option awards are included under “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” below.

(2)	Dr. Nadav’s tenure as a member of our Board ended on May 24, 2017.

In April 2018, our Board approved an amendment to the non-employee director compensation policy, effective as of the 2018 Annual Meeting, to provide for the following changes:

• that upon joining the Board, each non-employee director will receive (i) an initial grant of options to purchase shares of common stock,  with the number of stock options to be issued being calculated by dividing $92,500 by the product of (A) the average closing price of our common stock for the 50-day period ending on the trading day immediately preceding the date of grant, and (B) the Black-Scholes valuation factor used for calculating stock option values pursuant to ASC Topic 718 for the most recently completed fiscal quarter (the “Valuation Factor”), and (ii) a number of restricted stock units equal to one half of the number of options issued as part of the foregoing option grant, with each award vesting in full on the one-year anniversary of the grant date, subject to continued service as a director; and

• each non-employee director will be granted, at each annual meeting of shareholders, (i) options to purchase shares of common stock, with the number of stock options to be issued being calculated by dividing $67,500 by the product of (A) the average closing price of our common stock for the 50-day period ending on the trading day immediately preceding the date of grant, and (B) the Valuation Factor, and (ii) a number of restricted stock units equal to one half of the number of options issued as part of the foregoing grant, with each award vesting in full on the one-year anniversary of the grant date, subject to continued service as a director.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.collegiumpharma.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with management and with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2017. In addition, the audit committee has discussed the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, with Deloitte & Touche LLP. The audit committee has also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB and has discussed with Deloitte & Touche LLP their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2017.

Audit Committee:
Garen G. Bohlin, Chairman
John A. Fallon, M.D.
John G. Freund, M.D.

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Heffernan, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Michael T. Heffernan, R.Ph.	53	Chairman, President and Chief Executive Officer
Paul J. Brannelly	45	Executive Vice President and Chief Financial Officer
Joseph J. Ciaffoni	47	Executive Vice President and Chief Operating Officer
Alison B. Fleming	43	Executive Vice President and Chief Technology Officer
Shirley R. Kuhlmann	34	Executive Vice President and General Counsel

Paul J. Brannelly, Executive Vice President and Chief Financial Officer. Mr. Brannelly has served as our Executive Vice President and Chief Financial Officer since February 2015. Prior to joining us, Mr. Brannelly served as Senior Vice President, Finance and Administration, and Treasurer of Karyopharm Therapeutics Inc., a biopharmaceutical company (NASDAQ: KPTI), from June 2013 to August 2014. From August 2014 to November 2014, Mr. Brannelly served as a consultant to Karyopharm. Prior to joining Karyopharm, Mr. Brannelly served as Vice President, Finance, Treasurer and Secretary at Verastem, Inc. (NASDAQ: VSTM) from August 2010 to May 2013. From January 2010 to September 2011, Mr. Brannelly held the position of Chief Financial Officer at the Longwood Fund, a venture capital firm aimed at investing in, managing and building healthcare companies, where he set up the financial and operational infrastructure following the closing of its first fund and eventually served as Chief Financial Officer of its first two startup companies, Verastem and OvaScience, Inc. (NASDAQ: OVAS). From November 2005 to September 2009, he served as Vice President, Finance at Sirtris Pharmaceuticals, Inc., a biopharmaceutical company which GlaxoSmithKline plc purchased for $720 million in 2008, where he managed the S‑1 preparation and due diligence process for Sirtris’ initial public offering and managed the company’s transition to being a public company. Mr. Brannelly started his biopharmaceutical career at Dyax Corporation from September 1999 to May 2002, and subsequently moved on to positions of increasing responsibility at CombinatoRx Inc. from May 2002 to November 2005, including as Vice President, Finance and Treasurer, where he led the initial public offering process. Mr. Brannelly graduated from the University of Massachusetts at Amherst with a B.B.A. in Accounting in 1995.

Joseph J. Ciaffoni, Executive Vice President and Chief Operating Officer. Mr. Ciaffoni has served as our Executive Vice President and Chief Operating Officer since May 2017. Prior to joining us, Mr. Ciaffoni served as President, U.S. Branded Pharmaceuticals of Endo International plc, a specialty pharmaceutical company, from August 2016 to December 2016. Before that, from April 2012 to August 2016, Mr. Ciaffoni held various positions of increasing responsibility at Biogen Idec, including Senior Vice President, Global Specialty Medicines Group, Senior Vice President, U.S. Commercial and Vice President, U.S. Neurology Field Operations and Marketing. Prior to joining Biogen Idec, Mr. Ciaffoni was Executive Vice President and Chief Operating Officer of Shionogi Inc. and President of Shionogi Pharmaceuticals from July 2008 to October 2010. Mr. Ciaffoni also previously served as Vice President, Sales for Schering-Plough (now Merck) from May 2004 to June 2008, where he was responsible for the cholesterol franchise, and has held several commercial leadership roles at Sanofi-Synthelabo (now Sanofi) from January 2002 to April 2004 and Novartis from January 1994 to December 2001. Mr. Ciaffoni received a B.A. in Communications in 1993 and an M.B.A. in 2000, both from Rutgers, The State University of New Jersey.

Alison B. Fleming, Ph.D., Executive Vice President and Chief Technology Officer. Dr. Fleming has served as our Executive Vice President and Chief Technology Officer since January 2017. Prior to being our Chief Technology Officer, Dr. Fleming led our development team as our Vice President, Product Development since October 2002. Prior to joining us, Dr. Fleming’s academic research focused on implantable drug delivery systems for cancer therapy. Dr. Fleming is an inventor on several U.S. patents and pending patent applications, and has authored numerous scientific publications and poster presentations in the field of novel drug delivery systems. In 2001, Dr. Fleming was the recipient of the Jorge Heller Journal of Controlled Release Outstanding Paper Award. Dr. Fleming graduated from the University of Massachusetts, Amherst in 1997 with a B.S. in Chemical Engineering and received a Ph.D. in Chemical and Biomolecular Engineering from Cornell University in 2002.

Shirley R. Kuhlmann, Executive Vice President and General Counsel. Ms. Kuhlmann has served as our Executive Vice President and General Counsel since March 2018.  Prior to joining us, Ms. Kuhlmann was a corporate and securities attorney at Pepper Hamilton LLP from September 2007 until March 2018. At Pepper Hamilton, where she was made a partner effective January 2017, Ms. Kuhlmann advised private and public companies on a range of commercial and transactional matters, including financings, corporate governance and disclosure matters, and mergers and acquisitions and other business combination transactions. Ms. Kuhlmann holds a B.A. in Economics/Political Science from Columbia University in 2004 and a J.D. from Emory University School of Law in 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation paid to or earned by Michael T. Heffernan, our President and Chief Executive Officer, Joseph Ciaffoni, our Executive Vice President and Chief Operating Officer, and Paul Brannelly, our Executive Vice President and Chief Financial Officer, (together, our “named executive officers”), for the fiscal years ended December 31, 2017 and 2016:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Michael T. Heffernan, R.Ph.	2017	546,609	–	839,850	1,091,958	346,800	17,559	2,842,776
President and Chief Executive Officer	2016	502,767	–	290,644	1,170,871	221,331	11,903	2,197,516
Paul J. Brannelly	2017	358,183	–	248,138	323,426	149,100	17,559	1,096,405
Executive Vice President and Chief Financial Officer	2016	336,086	–	78,739	317,394	107,438	8,547	848,204
Joseph J. Ciaffoni	2017	264,807	–	692,683	1,362,009	147,900	15,556	2,482,955
Executive Vice President and Chief Operating Officer (5)	2016	–	–	–	–	–	–	–

(1)

The amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

The amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)

Amounts represent the annual cash performance-based bonuses earned by our named executive officers, for the years ended December 31, 2017 and 2016, respectively, pursuant to the achievement of certain company and individual performance objectives for those years. Please see the descriptions of the annual performance bonuses in the section below entitled “—Non-Equity Incentive Plan Compensation.”

(4)	This amount reflects our contributions to our 401(k) Plan and life/disability insurance.
(5)	Mr. Ciaffoni joined our company in May 2017.

Employment Agreements

We have employment and other service agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.

Michael T. Heffernan, R.Ph.

On August 4, 2015, we entered into an employment agreement with our President and Chief Executive Officer, Michael T. Heffernan (the “Heffernan Agreement”).  The principal terms under Mr. Heffernan’s employment agreement are as follows:

•	initial base salary of $488,000 per year, subject to annual adjustments ($550,000 for fiscal year 2017, and $650,000 for fiscal year 2018); and
•

annual incentive bonus opportunity of 40% of then-current base salary (adjusted to 60% of base salary for fiscal year 2017 and fiscal year 2018) based upon the achievement of certain bonus eligibility criteria and payable pursuant to our Performance Bonus Plan.

Upon termination of Mr. Heffernan’s employment by us without cause or by Mr. Heffernan for good reason (each as defined in the Heffernan Agreement) prior to a change in control of our company, Mr. Heffernan is eligible to receive (i) continuation of his base salary for twelve months (the “Heffernan Severance Period”), (ii) a lump sum payment equal to Mr. Heffernan’s then-current target annual bonus, (iii) continuation of his health insurance benefits at our expense for the duration of the Heffernan Severance Period, and (iv) full vesting with respect to all unvested restricted stock, stock options and other equity incentives awarded to Mr. Heffernan, subject to his execution of and non-revocation of a general release of claims. Upon termination of Mr. Heffernan’s employment by us without cause or by Mr. Heffernan for good reason within twelve months following a change in control of our company, Mr. Heffernan is eligible to receive the benefits described in the preceding sentence, except that the Heffernan Severance Period will be eighteen months instead of twelve months. Upon termination of Mr. Heffernan’s employment with us due to his death or disability, all unvested restricted stock, stock options and other equity incentives awarded to him by us will become fully vested.

Mr. Heffernan is entitled to participate in all of our employee benefit plans, subject to the terms and conditions applicable to such plans. Further, the Heffernan Agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of Mr. Heffernan’s employment with us.

Paul J. Brannelly

On August 4, 2015, we entered into an employment agreement with Paul Brannelly, our Executive Vice President and Chief Financial Officer (the “Brannelly Agreement”). The principal terms of the Brannelly Agreement are as follows:

•	initial base salary of $325,000 per year, subject to annual adjustments ($360,000 for fiscal year 2017, and $390,000 for fiscal year 2018); and
•

annual incentive bonus opportunity of 35% of then-current base salary (adjusted to 40% of base salary for fiscal year 2017, and 50% of base salary for fiscal year 2018) based upon the achievement of certain bonus eligibility criteria and payable pursuant to our Performance Bonus Plan

Upon termination of Mr. Brannelly’s employment by us without cause or by Mr. Brannelly for good reason (each as defined in the Brannelly Agreement) prior to a change in control of our company, Mr. Brannelly is eligible to receive continuation of his base salary and continuation of his health insurance benefits at our expense for nine months, subject to his execution of and non-revocation of a general release of claims. Upon termination of Mr. Brannelly’s employment by us without cause or by Mr. Brannelly for good reason within twelve months following a change in control of our company, Mr. Brannelly is eligible to receive full vesting with respect to all unvested restricted stock, stock options and other equity incentives awarded to Mr. Brannelly and continuation of his base salary and health insurance benefits at our expense for twelve months, subject to his execution of and non-revocation of a general release of claims.

Mr. Brannelly is entitled to participate in all of our employee benefit plans, subject to the terms and conditions applicable to such plans. Further, the Brannelly Agreement contains customary non-solicitation covenants, which covenants remain in effect for nine months following any cessation of Mr. Brannelly’s employment with us.

Joseph J. Ciaffoni

On May 31, 2017, we entered into an employment agreement with Joseph Ciaffoni, our Executive Vice President and Chief Operating Officer (the “Ciaffoni Agreement”).  The principal terms of the Ciaffoni Agreement are as follows:

•	initial base salary of $450,000, subject to annual adjustments ($475,000 for fiscal year 2018);
•	two stay bonuses of $50,000 each if Mr. Ciaffoni remains employed by the Company through May 31, 2018 and May 31, 2019, respectively;
•	annual incentive bonus opportunity of 50% of then-current base salary based upon the achievement of certain bonus eligibility criteria and payable pursuant to our Performance Bonus Plan.

Upon termination of Mr. Ciaffoni’s employment by us without cause or by Mr. Ciaffoni for good reason (each as defined in the Ciaffoni Agreement), Mr. Ciaffoni is eligible to receive: (i) twelve months of base salary following that termination; (ii) payment of any annual bonus otherwise payable (but for the cessation of his employment) with respect to a year ended prior to the cessation of his employment; (iii) a pro rata annual bonus that would have been paid for the fiscal year in which his employment terminates; (iv) accelerated vesting of his unvested restricted stock units and stock options awarded in connection with his appointment equal to what would have vested had he remained employed for one additional year, provided, that such accelerated vesting shall not be granted if his employment is terminated by us without cause prior to May 31, 2018; and (v) waiver of the applicable premium otherwise payable for COBRA continuation coverage for him (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) for a period equal to twelve months.

Upon termination of Mr. Ciaffoni’s employment by us without cause or upon resignation by Mr. Ciaffoni for good reason, in each case, during the twelve month period following a change in control (as defined in our Amended and Restated 2014 Stock Incentive Plan) of our Company, all of his unvested restricted stock, stock options and other equity incentives awarded him by us will become immediately and automatically fully vested and exercisable (as applicable).

Mr. Ciaffoni is entitled to participate in all of our employee benefit plans, subject to the terms and conditions applicable to such plans.  Further, the Ciaffoni Agreement contains customary non-competition, non-solicitation and employee no-hire covenants that apply during employment and the twelve month period thereafter and a perpetual confidentiality covenant.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is entitled to severance in the event of a termination by our company without cause or a resignation by such named executive officer for good reason. The details of such severance arrangements are described above in the section titled “—Employment Agreements.”

Additionally, certain unvested equity grants awarded to our named executive officers will become fully vested (and exercisable as applicable) in connection with certain termination of employment events. The details of such accelerated vesting are described above in the section titled “—Employment Agreements” and below in the section titled “—Outstanding Equity Awards at Fiscal Year-End.”

Non-Equity Incentive Plan Compensation

Each named executive officer’s target bonus opportunity is expressed as a percentage of base salary, as described above. The performance-based component of each named executive officer’s annual bonus is governed by our Performance Bonus Plan.

For the fiscal year ending December 31, 2018, each of our named executive officers is eligible to earn a cash bonus that will be determined entirely based on achievement of corporate performance goals. The target amount of the annual bonuses for Messrs. Heffernan, Brannelly and Ciaffoni is 60%, 50%, and 50% of base salary, respectively.

For the fiscal year ended December 31, 2017, each of our named executive officers, other than Mr. Heffernan, was eligible to earn a cash bonus, of which 70% of such bonus was determined based on achievement of corporate performance goals and 30% of such bonus was determined based on achievement of certain individual performance goals. The corporate performance goals for 2017 were determined by the Compensation Committee and related to the achievement of certain commercial targets for Xtampza and the achievement of certain commercial, financing, business development and regulatory-related goals. The Compensation Committee evaluated performance against these goals with input from management. Mr. Heffernan was eligible to earn a cash bonus for the fiscal year ended December 31, 2017 that was determined entirely based on achievement of corporate performance goals. The target amount of the annual bonuses for Messrs. Heffernan, Brannelly and Ciaffoni was 60%, 40% and 50% of base salary, respectively. The applicable corporate performance goals were achieved at 87.5% of target with the applicable individual performance goals for Messrs. Brannelly and Ciaffoni achieved at 100% and 125% of target, respectively. Thus, Messrs. Heffernan, Brannelly and Ciaffoni earned an annual bonus of 105.1%, 111.1% and 103.6% of target, respectively. The amounts shown above for Messrs. Heffernan, Brannelly and Ciaffoni in the column titled “—Non-Equity Incentive Plan Compensation” represent the actual annual performance bonuses payable for the fiscal year ended December 31, 2017 to Messrs. Heffernan, Brannelly and Ciaffoni.

Equity Awards During Fiscal Year Ended December 31, 2017

On February 10, 2017, we granted Messrs. Heffernan and Brannelly restricted stock units representing 55,000, and 16,250 shares of our common stock, respectively, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $839,850 and $248,138, respectively. The restricted stock units are subject to time-based vesting conditions as described below in the section titled “—Outstanding Equity Awards at Fiscal Year-End.”

Also on February 10, 2017, we awarded Messrs. Heffernan and Brannelly stock options to purchase 110,000 and 32,500 shares of our common stock, respectively, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $1,091,958, and $323,426, respectively. The options have an exercise price of $15.27 and are subject to time-based vesting conditions as described below in the section titled “—Outstanding Equity Awards at Fiscal Year-End.”

On May 31, 2017, in connection with his appointment as our Chief Operating Officer, we awarded Mr. Ciaffoni stock options to purchase 259,283 shares of our common stock with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $1,362,009. The options have an exercise price of $8.22.  Also, on May 31, 2017, we awarded Mr. Ciaffoni restricted stock units representing 84,268 shares of our common stock with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $692,683.  The stock options and restricted stock units awarded to Mr. Ciaffoni are subject to time-based vesting restrictions as described below in the section titled “—Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2017. All of our outstanding equity awards are governed by the Collegium Pharmaceutical, Inc. Amended and Restated 2014 Stock Incentive Plan. The market value of stock awards is based on the closing market price of our common stock of $18.46 per share on December 29, 2017:

	Option Awards							Stock Awards
								Number		Market
					Equity			of		Value
					Incentive			Shares		of Shares
					Plan			or		or Units
					Awards:			Units of		of
	Number of		Number of		Number of			Stock		Stock
	Securities		Securities		Securities			That		That
	Underlying		Underlying		Underlying	Option		Have		Have
	Unexercised		Unexercised		Unexercised	Exercise	Option	Not		Not
	Options (#)		Options (#)		Unearned	Price	Expiration	Vested		Vested
Name	(Exercisable)		(Unexercisable)		Options (#)	($)	Date	(#)		($)
Michael T. Heffernan, R.Ph.	30,663	(1)	5,670	(1)	—	$5.73	3/30/2025	—		—
President and Chief	164,408	(2)	74,722	(2)	—	$5.73	3/30/2025	—		—
Executive Officer	45,333	(3)	24,860	(3)	—	$14.90	5/14/2025	—		—
	—		—		—	—	—	10,816	(4)	199,663
	52,232	(5)	56,773	(5)	—	$16.15	1/20/2026	11,334	(6)	209,226
	—		110,000	(7)	—	$15.27	2/10/2027	55,000	(8)	1,015,300
Paul J. Brannelly	20,361	(9)	9,246	(9)	—	$5.73	3/19/2025	—		—
Executive Vice President and	14,808	(10)	8,121	(10)	—	$14.90	5/14/2025	—		—
Chief Financial Officer	—		—		—	—	—	21,127	(11)	390,004
	14,123	(12)	15,352	(12)	—	$16.15	1/20/2026	3,071	(13)	56,691
	—	(14)	32,500	(14)	—	$15.27	2/10/2027	16,250	(15)	299,975
Joseph J. Ciaffoni Executive Vice President Chief Operating Officer	—		259,283	(16)	—	$8.22	5/31/2027	84,268	(17)	1,555,587

(1)

A stock option to purchase 36,333 shares of our common stock was granted to Mr. Heffernan on March 30, 2015. As of December 31, 2017,  5,670 option shares were not exercisable. On March 30, 2015, 50% of the option vested and became exercisable, and the remaining 50% of the option vests and becomes exercisable monthly over the four-year period commencing on March 30, 2015. Pursuant to Mr. Heffernan’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason.

(2)

A stock option to purchase 239,130 shares of our common stock was granted to Mr. Heffernan on March 30, 2015. As of December 31, 2017,  74,722 option shares were not exercisable. The option vests and becomes exercisable monthly over the four-year period following the grant date. Pursuant to Mr. Heffernan’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason.

(3)

A stock option to purchase 70,193 shares of our common stock was granted to Mr. Heffernan on May 14, 2015. As of December 31, 2017,  24,860 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option having become vested and exercisable on May 14, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Heffernan’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason.

(4)

Mr. Heffernan was awarded 194,694 shares of restricted common stock in April 2015. Pursuant to the grant, 97,347 of the shares of restricted common stock vested upon grant while the remaining 97,347 shares of restricted common stock vest in monthly installments over a three-year period commencing as of the date of the grant. Pursuant to Mr. Heffernan’s employment agreement, the shares will immediately become fully vested upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason. Additionally, pursuant to Mr. Heffernan’s employment agreement, the shares will immediately become fully vested upon the occurrence of a change of control.

(5)

A stock option to purchase 109,005 shares of our common stock was granted to Mr. Heffernan on January 20, 2016. As of December 31, 2017,  56,773 of the option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option having become vested and exercisable on January 20, 2017 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Heffernan’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason.

(6)

Mr. Heffernan was awarded 18,135 restricted stock units in January 2016. Twenty-five percent (25%) of the restricted stock units vested on January 20, 2017, and the balance of the restricted stock units vest in equal installments every six months (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date, subject to Mr. Heffernan’s continued service with the Company. Pursuant to Mr. Heffernan’s employment agreement, the units will immediately become fully vested upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason. Additionally, pursuant to Mr. Heffernan’s employment agreement, the units will immediately become fully vested upon the occurrence of a change of control.

(7)

A stock option to purchase 110,000 shares of our common stock was granted to Mr. Heffernan on February 10, 2017. As of December 31, 2017, none of the option shares were exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option having become vested and exercisable on February 10, 2018 and the remaining shares underlying the option vesting in quarterly installments over the remaining three years of the four-year period. Pursuant to Mr. Heffernan’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason

(8)

Mr. Heffernan was awarded 55,000 restricted stock units in February 2017. Twenty-five percent (25%) of the restricted stock units vested on February 10, 2018, and the balance of the restricted stock units vest in equal installments every six months (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date, subject to Mr. Heffernan’s continued service with the Company. Pursuant to Mr. Heffernan’s employment agreement, the units will immediately become fully vested upon termination of Mr. Heffernan’s employment without cause or due to Mr. Heffernan’s death or disability, or upon resignation by Mr. Heffernan for good reason. Additionally, pursuant to Mr. Heffernan’s employment agreement, the units will immediately become fully vested upon the occurrence of a change of control.

(9)

A stock option to purchase 29,607 shares of our common stock was granted to Mr. Brannelly on March 19, 2015. As of December 31, 2017,  9,246 option shares were exercisable. The option vests and becomes exercisable monthly over the four-year period following the grant date. Pursuant to Mr. Brannelly’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Brannelly’s employment without cause or upon resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(10)

A stock option to purchase 22,929 shares of our common stock was granted to Mr. Brannelly on May 14, 2015. As of December 31, 2017,  8,121 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option having become vested and exercisable on May 14, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Brannelly’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Brannelly’s employment without cause or upon resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(11)

A stock option to purchase 72,463 shares of our common stock was granted to Mr. Brannelly on March 19, 2015. As of December 31, 2017,  21,127 option shares were vested. The option vests over the four-year period following the grant date, with 25% of the option having become vested on March 19, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. The option also includes an early exercise provision, pursuant to which Mr. Brannelly exercised the entire option on March 19, 2015 to purchase shares of our common stock. As of December 31, 2017, such option shares were subject to repurchase by us for an amount equal to the aggregate exercise price. Pursuant to Mr. Brannelly’s employment agreement, the option shares will immediately become fully vested and no longer subject to the right of repurchase upon termination of Mr. Brannelly’s employment without cause or upon resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(12)

A  stock option to purchase 29,475 shares of our common stock was granted to Mr. Brannelly on January 20, 2016. As of December 31, 2017,  15,352 of the option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option having become vested and exercisable on January 20, 2017 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Brannelly’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Brannelly’s employment without cause or upon resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(13)

Mr. Brannelly was awarded 4,913 restricted stock units in January 2016. Twenty-five percent (25%) of the restricted stock units vested on January 20, 2017, and the balance of the restricted stock units vest in equal installments every six months (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date, subject to Mr. Brannelly’s continued service with us.

(14)

A stock option to purchase 32,500 shares of our common stock was granted to Mr. Brannelly on February 10, 2017. As of December 31, 2017, none of the option shares were exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option having become vested and exercisable on February 10, 2017 and the remaining shares underlying the option vesting in quarterly installments over the remaining three years of the four-year period. Pursuant to Mr. Brannelly’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Brannelly’s employment without cause or upon resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(15)

Mr. Brannelly was awarded 16,250 restricted stock units in February 2017. Twenty-five percent (25%) of the restricted stock units vested on February 10, 2018, and the balance of the restricted stock units vest in equal installments every six months (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date, subject to Mr. Brannelly’s continued service with us.

(16)

A stock option to purchase 259,283 shares of our common stock was granted to Mr. Ciaffoni on May 31, 2017. As of December 31, 2017, 40,757 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on May 31, 2018 and the remaining shares underlying the option vesting in quarterly installments over the remaining three years of the four-year period. Pursuant to Mr. Ciaffoni’s employment agreement, the option will immediately become fully vested and exercisable upon termination of Mr. Ciaffoni’s employment without cause or upon resignation by Mr. Ciaffoni for good reason within twelve months of the occurrence of a change of control.

(17)

Mr. Ciaffoni was awarded 84,268 restricted stock units in May 2017. Twenty-five percent (25%) of the restricted stock units vest on May 31, 2018, and the balance of the restricted stock units vest in equal installments every six months (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date, subject to Mr. Ciaffoni’s continued service with us.

Retirement Benefits

We maintain a 401(k) Plan for all employees who are 21 years of age or older. Employees can contribute up to 100% of their eligible pay, subject to maximum amounts allowed under law. We provide matching and profit sharing contributions under the 401(k) Plan. The total amount of our matching contributions under the 401(k) Plan for 2017, 2016 and 2015 was $969,158,  $613,353 and $44,095, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers that provide for salary, bonus and severance compensation. For more information regarding these employment agreements, see “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Equity Issued to Executive Officers and Directors

We have granted common stock and/or stock options to our named executive officers and non-employee directors, as more fully described in “Executive Compensation—Employment Agreements,” “Executive Compensation—Equity Awards During Fiscal Year Ended December 31, 2017” and “Proposal 1: Election of Directors—Corporate Governance—Compensation of Non-Employee Directors.”

Indemnification Agreements with our Directors and Officers

We have entered into, and intend to continue to enter into, indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our articles of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors and/or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

Our Board has adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we will review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our Chief Financial Officer of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee determines whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;
•	the commercial reasonableness of the terms of the transaction;
•	the benefit and perceived benefit, or lack thereof, to us;
•	the opportunity costs of alternate transactions; and
•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of us and our shareholders. Our related party transaction policy is available on our website, www.collegiumpharma.com, under the “Investor Relations” section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and our Board has directed that management submit the selection of the company’s independent registered public accounting firm for ratification by the shareholders at the 2018 Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the 2018 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Deloitte & Touche LLP was appointed to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2016 on April 11, 2016. Grant Thornton LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2015. See “—Change in Independent Registered Public Accounting Firm” below.

Shareholder ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm is not required by Virginia law,  our articles of incorporation or our bylaws. However, our Board is submitting the audit committee’s selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its shareholders.

Independent Registered Public Accountants’ Fees

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2016 and December 31, 2017, respectively, as described below:

Fee Category	2016	2017
Audit Fees	$344,500	$477,250
Audit-Related Fees	116,000	70,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$460,500	$547,250

Audit Fees:     Audit Fees consist of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim consolidated financial statements.

Audit-Related Fees:     Audit Related Fees for 2016 and 2017 include fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Such amounts include fees billed by Deloitte & Touche LLP for services provided in connection with the submission of our Registration Statement on Form S 3 and related prospectus supplements for our public offering during the years ended December 31, 2016 and 2017, respectively.

Tax Fees:     There were no such fees incurred in 2016 or 2017.

All Other Fees:    There were no such fees incurred in 2016 or 2017.

The audit committee has considered the services listed above to be compatible with maintaining Deloitte & Touche LLP’s independence.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Grant Thornton LLP

On April 11, 2016, we dismissed Grant Thornton LLP as our independent registered public accounting firm. The dismissal was approved by the audit committee. The reports of Grant Thornton LLP on our financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 11, 2016, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreements in connection with its report. Pursuant to the rules of the SEC applicable to “emerging growth companies,” Grant Thornton LLP was not required to provide an attestation as to the effectiveness of our internal control over financial reporting for any period since our inception. However, during the course of preparing our December 31, 2014 financial statements in connection with our initial public offering, Grant Thornton LLP and our management team determined that we had the following material weaknesses in its internal control over financial reporting:

•

adequate controls were not in place to appropriately segregate duties in areas such as journal entries, cash disbursements, and the calculation, processing and recording of employee compensation and related accounts;

•

our controls and procedures over the accounting for and reporting of complex accounting matters were not effectively designed due to a failure to design and implement appropriate policies and procedures to ensure that the accounting and valuation of complex debt and equity transactions, income taxes and certain other matters was in accordance with generally accepted accounting principles in the United States; and

•	our controls were not effectively implemented in the financial statement close process to ensure that proper cut-off of accrued expenses was achieved at interim periods.

Our management believes that each material weakness described above was remediated during the fiscal year ended December 31, 2015. The audit committee discussed the subject matter of these material weaknesses with Grant Thornton LLP, and we authorized Grant Thornton LLP to respond fully to the inquiries of Deloitte & Touche LLP, the successor independent registered public accounting firm, concerning these material weaknesses.

Other than as disclosed above, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act during our two most recent fiscal years or during the subsequent interim period through April 11, 2016.

We provided to Grant Thornton LLP a copy of the foregoing disclosure.

On April 11, 2016, we appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2016. The appointment of Deloitte & Touche LLP was approved by the audit committee and was subject to Deloitte & Touche LLP’s normal client acceptance procedures.

During the fiscal years ended December 31, 2015 and December 31, 2014 and in the subsequent interim period through April 11, 2016, neither the Company nor any person on its behalf has consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, the audit committee’s policy is to pre-approve all audited and permitted non-audit services provided by our independent registered public accounting firm. The audit committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of the independent auditor or other registered public accounting firm to render services to the Company. The Chair of the audit committee and any other member of the audit committee to whom authority has been delegated by the audit committee has the authority in between meetings to pre-approve any audit or non-audit services, including fees, to be performed by the independent registered public accounting firm, provided that any such approvals are presented to the audit committee at its next scheduled meeting. In fiscal years 2017 and 2016, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee pursuant to our policy.

Recommendation of our Board

Our Board recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The percentage ownership information is based on 33,027,579 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021.

	Number of	Percentage
	shares	of shares
	beneficially	beneficially
Name and Address of Beneficial Owner	owned	owned
5% or greater shareholders:
Janus Henderson Group plc (1)	3,292,058	9.97%
Eventide Asset Management, LLC (2)	2,207,610	6.68%
BlackRock, Inc. (3)	1,965,566	5.95%
Rock Springs Capital Management LP (4)	1,915,729	5.80%
Frazier Healthcare VI, L.P. (5)	1,887,332	5.71%
Directors, Nominees and Named Executive Officers:
Michael T. Heffernan, R. Ph. (6)	839,624	2.54%
Paul Brannelly (7)	165,419	*
Joseph J. Ciaffoni (8)	85,888	*
Garen G. Bohlin (9)	53,317	*
John A. Fallon, M.D. (10)	29,728	*
John G. Freund, M.D. (11)	1,609,600	4.87%
David Hirsch, M.D., Ph.D. (12)	1,599,544	4.84%
Gwen A. Melincoff	0	*
Gino Santini (13)	62,366	*
Theodore R. Schroeder (14)	37,616	*
All current executive officers and directors as a group (12 persons)(15)	4,580,853	13.87%

*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)Based solely on a Schedule 13G filed with the SEC on January 10, 2018, Janus Henderson Group plc, a Jersey public limited company located at 201 Bishopsgate EC2M 3AE, London, United Kingdom (“Janus Henderson”), reported aggregate beneficial ownership of 3,292,058 shares of our common stock as of December 31, 2017. Janus Henderson reported that it possessed shared voting and dispositive power of all of its shares and that it did not possess sole voting or dispositive power over any shares beneficially owned.

(2)Based solely on an Amendment to Schedule 13G filed with the SEC on February 12, 2018, Eventide Asset Management, LLC, a Delaware limited liability company located at One International Place, 35th floor, Boston, MA 02110 (“Eventide”), reported aggregate beneficial ownership of 2,207,610 shares of our common stock as of December 31, 2017.  Eventide reported that it possessed sole voting and dispositive power of all of its shares and that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)Based solely on a Schedule 13G filed with the SEC on February 1, 2018, BlackRock, Inc., a Delaware corporation located at 55 East 52nd Street, New York, NY 10055 (“BlackRock”), reported aggregate beneficial ownership of 1,965,566 shares of our common stock as of December 31, 2017. BlackRock reported that it possessed sole voting power of 1,915,116 shares and sole dispositive power of 1,965,566 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(4)Based solely on an Amendment to Schedule 13G filed with the SEC on February 14, 2018, Rock Springs Capital Management LP, a Delaware limited partnership located at 650 South Exeter, Suite 1070, Baltimore, MD 21202 (“Rock Springs”), reported aggregate beneficial ownership of 1,915,729 shares of our common stock as of December 31, 2017. Rock Springs reported that it possessed shared voting and dispositive power of all of its shares and that it did not possess sole voting or dispositive power over any shares beneficially owned.

(5)Based solely on an Amendment to Schedule 13D filed with the SEC on February 26, 2018, Frazier Healthcare VI, L.P., a Delaware limited partnership located at 601 Union Street, Suite 3200, Seattle, WA 98101 (“Frazier Healthcare”), reported aggregate beneficial ownership of 1,887,332 shares of our common stock as of November 8, 2017. Frazier Healthcare reported that it possessed shared voting and dispositive power of all of its shares and that it did not possess sole voting or dispositive power over any shares beneficially owned.

(6)Includes 25,062 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.

(7)Includes 8,468 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.

(8)Includes 85,888 shares of our common stock subject to options and restricted stock units vesting exercisable within 60 days of the Record Date.

(9)Includes 21,061 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(10)Includes 20,478 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(11) Includes 20,478 shares of our common stock subject to options exercisable within 60 days of the Record Date and indirect ownership of 1,570,422 shares owned by Skyline Venture Partners V, L.P. and the John Freund Family Partnership IV, L.P. Dr. Freund is a member of a group of persons who exercise voting and investment power over the shares of common stock beneficially owned by Skyline Venture Partners V, L.P. and may be deemed to beneficially own the shares held by Skyline Venture Partners V, L.P.  Dr. Freund is the trustee and beneficiary of The John G. Freund Revocable Trust u/a/d 6/26/01 which serves as the general partner of the John Freund Family Partnership IV, L.P.

(12)Includes 20,478 shares of our common stock subject to options exercisable within 60 days of the Record Date and indirect ownership of 1,547,896 shares owned by Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P. (the “Longitude Funds”). Dr. Hirsch is a member of a group of persons who exercise voting and investment power over the shares of common stock beneficially owned by the Longitude Funds and may be deemed to beneficially own the shares held by the Longitude Funds.

(13)Includes 20,478 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(14)Includes 20,479 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(15)Includes 612,198 shares of common stock which the directors and current executive officers (i.e., Messrs. Heffernan, Brannelly and Ciaffoni and Mses. Fleming and Kuhlmann) (i) have the right to acquire upon the exercise of stock options that were exercisable as of the Record Date, or that will become exercisable within 60 days after that date; or (ii) will acquire upon vesting of restricted stock units within 60 days after the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports with the SEC. To our knowledge, based solely on our review of copies of the reports received by us, all such Section 16(a) filing requirements were met.

SECURITIES AUTHORIZED FOR
ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2017.

	Number of securities		Number of securities
	to	Weighted-average	remaining available for
	be issued upon	exercise price of	future issuance under
	exercise	outstanding	equity compensation
	of outstanding	options,	plans
	options,	warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
—2014 Stock Incentive Plan	3,037,690	$13.00	1,134,495
—2015 Employee Stock Purchase Plan	–	–	547,276
Equity compensation plans not approved by security holders	–	–	–
Total	3,037,690		1,681,771

The number of shares reserved for issuance under the Plan automatically increases on January 1st each year, starting on January 1, 2016 and continuing through January 1, 2025, by an amount equal to four percent (4%) of the total number of shares of our capital stock outstanding on December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, our Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the maximum number of shares that may be issued in respect of awards under the Plan or that the increase in the maximum number of shares that may be issued in respect of awards for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

The number of shares reserved for issuance under the 2015 ESPP automatically increases on January 1st each year, starting on January 1, 2016 and ending on December 31, 2025, by an amount equal to the least of (a) 400,000 shares, (b) one percent (1%) of the total number of shares of our common stock outstanding on January 1st of each year, and (c) a number determined by our Board.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019
ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders intended to be presented at our 2019 annual meeting of shareholders must be received by us no later than December 14, 2018, which is 120 calendar days prior to date on which our proxy statement was released to shareholders in connection with the 2018 Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2019 annual meeting of shareholders, unless the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary of 2018 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of shareholders. Therefore, to be presented at our 2019 annual meeting of shareholders, such a proposal must be received by us no earlier than January 24, 2019 and no later than February 23, 2019. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then such notice must be received by the tenth day following the day on which public announcement of the date of such meeting was first made by us.

Any proposals we do not receive in accordance with the above standards will not be voted on at the 2019 annual meeting of shareholders. Shareholders are advised to review our bylaws which also specify requirements as to the form and content of a shareholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Collegium Pharmaceutical, Inc.

780 Dedham Street

Suite 800

Canton, MA 02021

Attention: Corporate Secretary

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (781) 713‑3699 or by mail at 780 Dedham Street, Suite 800, Canton, MA 02021. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our 2017 Annual Report to Shareholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017. The 2017 Form 10‑K includes our audited financial statements. We have filed the 2017 Form 10‑K with the SEC, and it is available free of charge at the SEC’s website at http://www.sec.gov and on our website at www.collegiumpharma.com. In addition, upon written request to the Company’s Corporate Secretary at 780 Dedham Street, Suite 800, Canton, MA 02021, we will mail a paper copy of our 2017 Form 10‑K, including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the shareholders at the 2018 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 23, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/COPI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of the following Class III directors to hold office until the 2021 Annual Meeting For Against Abstain + For Against Abstain For Against Abstain 01 - Garen G. Bohlin 02 - Gwen A. Melincoff 03 -Theodore R. Schroeder ForAgainst Abstain 2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 3 5 3 4 1 02SURA MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Collegium Pharmaceutical, Inc. Shareholders May 24, 2018, 8:30 a.m. Eastern Time The Offices of Pepper Hamilton LLP, 19th Floor, High Street Tower 125 High Street, Boston, MA 02110-2736 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Collegium Pharmaceutical, Inc. Notice of 2018 Annual Meeting of Shareholders The Offices of Pepper Hamilton LLP, 19th Floor, High Street Tower 125 High Street, Boston, MA 02110-2736 Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2018 Michael T. Heffernan and Paul Brannelly, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Collegium Pharmaceutical, Inc. to be held on May 24, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)